UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	April 1, 2010

COMMAND CENTER, INC.
(Exact name of registrant as specified in its charter)

Washington	000-53088	91-2079472
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

3773 West Fifth Avenue, Post Falls, Idaho	83854
Address of principal executive offices	Zip Code

Registrant’s telephone number, including area code:	208-773-7450

(Former name or former address, if changes since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement

See Item 8.01

Item 3.02	Unregistered Sales of Equity Securities

See Item 8.01

Item 7.01	Regulation FD Disclosure

This information is being disclosed pursuant to Regulation FD.  Accordingly, the information in this Form 8-K and the Exhibits attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall they be deemed incorporated by reference in any filing under the Securities Exchange Act of 1934, except as shall be expressly set forth by specific reference in such filing.

Item 8.01	Other Events

The Company announced that on April 1, 2010 it had entered into a Modification, Restatement, and Amendment agreement with Sonoran Pacific Resources, LLP, an Arizona Limited Liability Partnership, to amend and restate the terms of a Summary of Principal Terms-Loan Transaction with Warrants, between Command Center, Inc. and Sonoran Pacific Resources, LLP, dated June 18, 2008, Promissory Note entered into between Command Center and Sonoran Pacific, dated June 24, 2008, Agreement for Modification of Promissory Note and Warrants, between Common Center and Sonoran Pacific, dated April 13, 2009. By its terms, the Modification, Restatement and Amendment became effective on March 24, 2010. The Modification, Restatement, and Amendment requires, among other things, the issuance of 10,000,000 shares of restricted common stock to certain entities designated by Sonoran Pacific Resources; a Convertible Promissory Note, and a Stock Purchase Warrant for the right to acquire 1,500,000 shares of common stock. The Convertible Promissory Note and Stock Purchase Warrant, are protected by a “full ratchet” for any issuances of securities.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

4.1	Modification, Restatement, and Amendment Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Command Center, Inc.	April 5, 2010

/s/ Glenn Welstad
Glenn Welstad, President